UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

CAPALL STABLES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54952 (Commission File No.)	45-4654509 (IRS Employer Identification No.)

205 Ave Del Mar #974 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02. Termination a Material Definitive Agreement

July 23, 2013, the Company was notified by SC Capital that they wanted to cancel the Revolving Line of Credit between SC Capital and the Company.  As a result, on July 25, 2013, the Agreement between SC Capital and the Company was cancelled and as such there are no present or future anticipated agreements between SC Capital and the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2013, Capall Stables, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to amend the Company’ Articles of Incorporation to reduce the authorized share count to 200,000,000 shares, of which 150,000,000 shares of par value $0.0001 per share shall be designated as Common Stock and 50,000,000 shares of par value $0.0001 shall be designated as Preferred Stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2013	Capall Stables, Inc By: /s/ Joseph Wade Name: Joseph Wade Title: CEO